                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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     14a-6(e)(2))
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[ ]  Soliciting Material Under Rule 14a-12

  ----------------------------------------------------------------------------
                              Dave & Buster's, Inc.
                (Name of Registrant as Specified In Its Charter)

  ----------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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Filed by Dave & Buster's, Inc. pursuant to Rule 14a-6 under the Securities
Exchange Act of 1934 Subject Company: Dave & Buster's, Inc. Commission File No.:
0-943823

Set forth below is the text of a news release disseminated on May 15, 2003:

                                  News Release


                                                           FOR IMMEDIATE RELEASE
                                            For more information please contact:
                                                 Investor Relations 214.904.2288


          DAVE & BUSTER'S AND RENAISSANCE CAPITAL REACH AGREEMENT OVER
                          PROXY AND PERFORMANCE ISSUES

               -- Dave & Buster's Agrees To Performance Targets --
                -- Renaissance Withdraws Shareholder Proposal --
           -- Renaissance Will Vote for Company's Director Nominees --

DALLAS, May 15, 2003 -- Dave & Buster's, Inc. (NYSE: DAB) announced today that one of its major shareholders, Renaissance Capital Group, Inc., has agreed to withdraw a shareholder proposal requesting that Dave & Buster's pursue a sale of the Company with the assistance of an investment banking firm. The proposal, described in Dave & Buster's recent proxy materials, will not be presented for consideration at the Company's annual shareholders' meeting scheduled for June 10, 2003.

Renaissance also has agreed that it will vote its 619,700 shares of Dave & Buster's common stock at the annual meeting in support of the Company's nominees for re-election as directors:

                           Peter Edison, Chairman of the Board
                           James "Buster" Corley, Co-founder and CEO
                           Patricia Priest, Audit Committee Chair

The Company has agreed with Renaissance that, following the conclusion of the annual shareholders' meeting and the re-election of the Company's nominees for directors, the Company will consult with Renaissance regarding the hiring of an outside investor relations firm and to retain an outside consultant to implement additional cost savings in the Company's operations. The Company has further advised Renaissance that its co-founders have agreed to further salary reductions in the event that the Company fails to achieve pre-tax income of 9% of its revenues in the fourth quarter of the current fiscal year.

"We have had a number of constructive conversations with Renaissance Capital in recent weeks," said Peter A. Edison, Chairman of Dave and Buster's. "They have shown insight


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into the challenges and opportunities facing our Company, and have had a number of constructive suggestions. They are a very responsible shareholder whose involvement will help create value for all shareholders."

"I believe Dave and Buster's is a great concept with tremendous earnings potential," said Russell Cleveland, CEO & President of Renaissance Capital Group. "I am impressed with the steps management and the Board have committed to take to accomplish these results, and therefore, we have agreed to withdraw our shareholder proposal to sell the Company and have agreed to vote for the Company's slate of directors."

"We are delighted to have the full support of Mr. Russell Cleveland, and we are confident enough in our business plan to accept the challenge of improved performance or face reduced personal base salaries." said Buster Corley, Chief Executive Officer and COO.

                             ABOUT DAVE AND BUSTER'S

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

                           FORWARD-LOOKING STATEMENTS

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.


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